SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8 – K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report	November 10, 2003

COTTON STATES LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

GEORGIA	002-39729	58-0830929

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

244 PERIMETER CENTER PARKWAY, N.E., ATLANTA, GEORGIA	30346
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(404) 391-8600

ITEM 5. Other Events and Required FD Disclosure

Cotton States Insurance Group and COUNTRY Insurance & Financial Services issued a press release on November 10, 2003 announcing that they have entered into a letter agreement outlining the terms of a potential transaction between the two organizations. A copy of the press release is attached hereto as exhibit 99.1 and a copy of the letter agreement is attached hereto as exhibit 99.2, each of which is incorporated herein by reference. In connection with the letter agreement, Shield Insurance Company, a wholly owned subsidiary of Cotton States Mutual Insurance Company, and COUNTRY Life Insurance Company, an affiliate of COUNTRY Insurance & Financial Services, have entered into a Stockholder Agreement, a copy of which is attached hereto as exhibit 99.3 and is incorporated herein by reference.

ITEM 7. Financial Statements, Proforma Financial Information and Exhibits

(c) Exhibits

99.1	Press Release issued November 10, 2003.
99.2	Letter Agreement dated as of October 29, 2003, by and between COUNTRY Insurance & Financial Services, Cotton States Mutual Insurance Company, Shield Insurance Company, Cotton States Life Insurance Company and their affiliates.
99.3	Stockholder Agreement dated as of October 29, 2003 by and between COUNTRY Life Insurance Company and Shield Insurance Company.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 10, 2003

COTTON STATES LIFE INSURANCE COMPANY

BY: /s/ J. Ridley Howard J. Ridley Howard, Chairman President and Chief Executive Officer

BY: /s/ William J. Barlow Vice President of Finance and Assistant Treasurer

Exhibit Index

Number	Descriptions

99. 1	Press Release issued November 10, 2003

99.2	Letter Agreement dated as of October 29, 2003, by and between COUNTRY Insurance & Financial Services, Cotton States Mutual Insurance Company, Shield Insurance Company, Cotton States Life Insurance Company and their affiliates.

99.3	Stockholder Agreement dated as of October 29, 2003 by and between COUNTRY Life Insurance Company and Shield Insurance Company.